Exhibit 4.86

Financial Support Agreement

THIS AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into by and among the following parties on January 10, 2017 in Shenzhen, the People’s Republic of China (hereinafter referred to as the “PRC”):

1.	QUFAN Internet Technology INC. (hereinafter referred to as “Qfun Cayman”), a company incorporated and existing under the laws of Cayman Islands, with its address at Floor 4,Willow House, Cricket Square, P O Box2804, Grand Craned Cayman KYI-1112,Gayman Islands;
2.	Qfun Information Technology (Shenzhen) Co., Ltd. (hereinafter referred to as “Qfun Shenzhen”), a wholly foreign-owned company incorporated and existing under the PRC laws, with its address at Room 101-1, Building No.3, North Block, Pingshan Dayuan Industrial Park, Pingshan 1st Road, Taoyuan Street, Nanshan District, Shenzhen;
3.	Shenzhen Guangtiandi Technology Co., Ltd., a wholly foreign-owned company incorporated and existing under the PRC laws, with its address at Room 2-A, Complex Building (including affiliated equipment room), Shenxianling Sports Center, Central City, Longgang District, Shenzhen;
4.	CAO Yu, a Chinese citizen with ID Card number of: 211302198507211639;
5.	ZHANG Jiahui, a Chinese citizen with ID Card number of: 220104198806164441; and
6.	ZHU Nianyang, a Chinese citizen with ID Card number of :370212198801151519.

Qfun Cayman, Qfun Shenzhen, Shenzhen Guangtiandi Technology Co., Ltd., CAO Yu, ZHANG Jiahui and ZHU Nianyang are hereinafter collectively referred to as the “Parties”, and Shenzhen Guangtiandi Technology Co., Ltd., CAO Yu, ZHANG Jiahui and ZHU Nianyang are hereinafter collectively referred to as the “Shareholders”.

Whereas:

A.	Shareholders are shareholders of Shenzhen Qfun Internet Technology Co., Ltd., a limited liability company incorporated and existing under the PRC laws, with its address at A09, 11/F, East Block, SKYWORTH Semiconductor Design Building, High Tech South Four Road, Nanshan District, Shenzhen (hereinafter referred to as the “Qfun Internet”);
B.	Qfun Shenzhen is a subsidiary 100% wholly owned by Qfun Cayman through Qfun Internet Technology (HK) Limited;

The Parties hereby confirm the finance and other matters of Qfun Internet as follows:

Article 1 Qfun Cayman confirms and undertakes that, from the date hereof (hereinafter referred to as the “Effective Date”), at the request of Qfun Internet, Qfun Cayman agrees to unconditionally provide financial support (hereinafter referred to as the “Financial Support”) to Shareholders by itself or through its wholly-owned subsidiary in the PRC (i.e. Qfun Shenzhen) in the way and by the means permitted under the PRC laws and regulations. Shareholders agree to accept such Financial Support in the way and by the means permitted by the PRC laws and regulations, and undertake to unconditionally use Financial Support they receive to fund Qfun Internet only so as to support the development of business by Qfun Internet.

Article 2 If Qfun Cayman provides any Financial Support to Qfun Internet by itself or through Qfun Shenzhen, the time and method of repayment shall be otherwise determined by the Parties upon negotiation. To the extent permitted by the PRC laws and other applicable laws, if required by Qfun Internet, Shareholders shall exempt Qfun Internet's repayment obligation for the Financial Support, and Qfun Cayman agrees to exempt Shareholders from the repayment obligation by itself or by instructing Qfun Shenzhen to do so.

Article 3 Shareholders agree that, to the extent permitted by the PRC laws and other applicable laws, if required by Qfun Internet, Shareholders shall exempt Qfun Internet's repayment obligation.

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[This is the signature page of the Financial Support Agreement.]

QUFAN Internet Technology INC.
Signature:
Name:
Title: Director

Qfun Information Technology (Shenzhen) Co., Ltd.
Signature:
Name:
Title: Legal Representative

Shenzhen Guangtiandi Technology Co., Ltd.
Signature:
Name:
Title: Legal Representative

CAO Yu
Signature:

ZHANG Jiahui
Signature:

ZHU Nianyang
Signature: